Exhibit 13.1

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of Title 18, United States Code), each of the undersigned officers of Nexa Resources S.A. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2017 (the “Form 20-F”)of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Tito Botelho Martins Junior
Name:	Tito Botelho Martins Junior
Title:	Chief Executive Officer
Date:	April 30, 2018

/s/ Mario Antonio Bertoncini
Name:	Mario Antonio Bertoncini
Title:	Senior Vice President Finance and Chief Financial Officer
Date:	April 30, 2018